Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-46327) pertaining to the Huntington Investment and Tax Savings Plan of our report dated June 28, 2004 with respect to the financial statements and supplemental schedule of the Huntington Investment and Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Columbus, Ohio
June 28, 2005

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